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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91339) of Retek Inc., of our report dated January 25, 2000, on our audits of the consolidated financial statements and financial statement schedule of Retek Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.






                                               /s/  PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 14, 2000